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EXHIBIT 21.1


                                 SUBSIDIARIES OF
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.


                                                                Jurisdiction of
     Name of Subsidiary                                          Incorporation
-----------------------------------------                       ----------------
FFE Transportation Services, Inc.                                 Delaware
AirPro Holdings, Inc.                                             Delaware
Conwell Corporation                                               Delaware
Conwell, LLC                                                      Delaware
Lisa Motor Lines, Inc.                                            Delaware
FFE Logistics, Inc.                                               Delaware
Compressors Plus, Inc.                                            Texas
FFE, Inc.                                                         Delaware
Conwell Cartage, Inc. *                                           Texas
Frozen Food Express, Inc. *                                       Texas
Middleton Transportation Company *                                Texas

Each subsidiary does business under its corporate name.

* Inactive